                                                                     Exhibit 4.3




                                 TRUST AGREEMENT

                                     FOR THE

                         CBRE HOLDING COMMON STOCK FUND

                                    UNDER THE

                           CB RICHARD ELLIS 401(K)PLAN

                                TABLE OF CONTENTS

                                                                                                  Page
                                     ARTICLE 1 - Definitions

1.1  Incorporation of Definitions Used in Plan ...................................................   1
1.2  Definitions of Certain Terms Used in Trust Agreement ........................................   1
1.3  Named Fiduciaries ...........................................................................   2

          ARTICLE 2 - Establishment of Trust and Certain Primary Conditions of its Operation

2.1  Establishment of Trust ......................................................................   2
2.2  Designation of Trust ........................................................................   2
2.3  Trust Fund ..................................................................................   2
2.4  Exclusive Benefit Rule ......................................................................   2
2.5  Reversion Prohibited ........................................................................   2
2.6  Claims against the Trust Fund ...............................................................   2
2.7  Employer Contributions ......................................................................   3
2.8  Distributions ...............................................................................   3

                             ARTICLE 3 - Investment of the Trust Fund

3.1  General Responsibility and Authority for Investment of Trust Fund Assets ....................   3
3.2  ERISA Requirements ..........................................................................   3
3.3  Investment in Company Stock .................................................................   3
3.4  Other Trust Fund Investments ................................................................   4
3.5  Sale of Company Stock .......................................................................   4

                                 ARTICLE 4 - Powers of the Trustee

4.1  Scope of Powers .............................................................................   4
4.2  Powers Exercised by the Trustee In Its Sole Discretion ......................................   4
4.3  Powers Exercisable by the Trustee Only upon the Direction of the Committee ..................   5
4.4  Powers Exercisable by the Trustee Only upon the Direction of a Participant ..................   5
4.5  Documents, Instruments and Facilities .......................................................   6

                         ARTICLE 5 - Duties and Obligations of the Trustee

5.1  Scope of Duties and Obligations .............................................................   6
5.2  General Duties and Obligations ..............................................................   6
5.3  Voting of Company Stock .....................................................................   6
5.4  Tender of Company Stock .....................................................................   7
5.5  Valuation ...................................................................................   8
5.6  Records .....................................................................................   8
5.7  Reports .....................................................................................   8
5.8  Instructions ................................................................................   8
5.9  Hiring of Agents and Related Expenses .......................................................   9

                  ARTICLE 6 - Compensation, Rights and Indemnities of the Trustee

6.1  Compensation and Reimbursement ..............................................................   9
6.2  Rights of the Trustee .......................................................................   9
6.3  Indemnification .............................................................................  10
6.4  Limitation of Liability of Trustee ..........................................................  10
6.5  Court Proceedings and Necessary Parties to Legal Actions ....................................  11
6.6  Bonding of Trustee ..........................................................................  11

6.7   Third Party .................................................................................  11
6.8   Tax and Information Returns .................................................................  11

                                ARTICLE 7 - Resignation or Removal of the Trustee

7.1   Resignation .................................................................................  11
7.2   Removal .....................................................................................  11
7.3   Successor Trustee ...........................................................................  11
7.4   Settlement ..................................................................................  12
7.5   Transfer to Successor Trustee ...............................................................  12
7.6   Duties of the Trustee Prior to Transfer to Successor Trustee ................................  12
7.7   Powers, Duties and Rights of the Successor Trustee ..........................................  12
7.8   Merger or Consolidation Involving Corporate Trustee .........................................  12

                        ARTICLE 8 - Amendment of the Trust Agreement or Termination of a Plan

8.1   Amendment of the Trust Agreement ............................................................  12
8.2   Termination of the Plan .....................................................................  13

                                           ARTICLE 9 - Communications

9.1   Company's and Committee's Address ...........................................................  13
9.2   Trustee's Address ...........................................................................  13
9.3   Binding Upon Receipt ........................................................................  14
9.4   Communication in Writing ....................................................................  14

                                           ARTICLE 10 - Miscellaneous

10.1  Gender, Tense and Headings ..................................................................  14
10.2  Governing Law ...............................................................................  14
10.3  Mistake of Fact .............................................................................  14
10.4  Deductibility of Contributions ..............................................................  14
10.5  Alienation ..................................................................................  14
10.6  Title of Trust Assets .......................................................................  15
10.7  Titles for Convenience Only .................................................................  15
10.8  Entire Agreement; Parties Bound .............................................................  15
10.9  Executed Counterparts .......................................................................  15

                                 TRUST AGREEMENT
                                     FOR THE
                         CBRE HOLDING COMMON STOCK FUND
                                    UNDER THE
                          CB RICHARD ELLIS 401(K) PLAN


          This Trust Agreement for the CBRE Holding Common Stock Fund under the CB Richard Ellis 401(k) Plan (the "Plan"), entered into by and between CB Richard Ellis Services, Inc., a Delaware corporation (the "Company"), and U.S. Trust Company, National Association (the "Trustee"), is effective as of the 9th day of July, 2001.

                                   WITNESSETH
                                   ----------

          WHEREAS, the Company has adopted and is maintaining the Plan for the exclusive benefit of the Plan's participants and beneficiaries; and

          WHEREAS, the Company has appointed the Trustee as the trustee over the portion of the Plan that is invested in the Company Stock Fund (as hereinafter defined) and the Trustee has accepted such appointment and is willing, commencing as of the effective date of this Trust Agreement, to serve as trustee for such portion of the Plan's assets and to hold in trust those assets of the Company Stock Fund in accordance with the provisions of this Trust Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          1.1  Incorporation of Definitions Used in Plan

               Except as provided below, the definitions stated in the Plan are hereby incorporated by reference into this Trust Agreement.

          1.2  Definitions of Certain Terms Used in Trust Agreement

               (a) "Bank" means (1) a banking institution organized under the laws of the United States; (2) a member bank of the Federal Reserve System; or
(3) any other banking institution, whether or not incorporated, doing business under the laws of any state or the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by state or federal authority having supervision over banks.

               (b) "Company Stock" means the Class A common stock, $.01 par value per share, of the Company's parent, CBRE Holding, Inc., a Delaware corporation.

               (c) "Company Stock Fund" means the New Company Stock Fund established under the Plan, substantially all of the assets of which are intended to be invested in Company Stock.

               (d) "Fiduciary" means a person or organization that is a fiduciary with respect to the Plan or the Trust Fund within the meaning of ERISA
Section 3(21).

               (e) "Plan" means the CB Richard Ellis 401(k) Plan, as amended and/or restated from time to time.

               (f)  "Trust" means the trust established hereunder.

          1.3  Named Fiduciaries

               The members of the Committee, collectively and individually, are the named fiduciaries under the Plan for purposes of Section 402 of ERISA with respect to the administration of the Plan, and each Participant is a named fiduciary for purposes of Section 402 of ERISA with respect to certain matters relating to Company Stock, as provided in the Plan. Except to the extent that the provisions of the Plan or this Trust Agreement expressly provide that the Trustee is subject to the direction of a named fiduciary, the Trustee shall have exclusive authority and discretion to manage the acquisition and disposition of Company Stock.

                                   ARTICLE 2

     ESTABLISHMENT OF TRUST AND CERTAIN PRIMARY CONDITIONS OF ITS OPERATION

          2.1  Establishment of Trust

               This Trust Agreement establishes this Trust pursuant to the provisions of the Plan. The Company and the Trustee hereby agree that the Trust Fund shall be held in trust and administered, invested and distributed for the benefit of Participants and their Beneficiaries under the terms and conditions of the Plan and this Trust Agreement.

          2.2  Designation of Trust

               The Trust shall be known as the CBRE Holding Common Stock Fund Trust.

          2.3  Trust Fund

               The Trust Fund shall consist of the assets of the Plan allocated by the Named Fiduciaries to the Company Stock Fund, and the contributions made to the Trust by the Participating Companies under the provisions of the Plan, plus the earnings and less the losses thereupon, without distinction between principal and income, less the payments and distributions which at the time of reference have been made by the Trustee as authorized herein. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right of the transfer of such money or property to the Trustee.

          2.4  Exclusive Benefit Rule

               The Trust is expressly declared to be irrevocable, subject to the provisions of Article 8. It shall be impossible, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, any purpose which is not for the exclusive benefit of Participants and their Beneficiaries. The preceding sentence shall not be construed in such a way as to prohibit the use of assets of the Trust Fund to pay fees and other expenses and obligations incurred in the maintenance, administration and investment of the Trust Fund in accordance with the provisions of this Trust Agreement.

          2.5  Reversion Prohibited

               Except as permitted in the Plan, and by ERISA and the tax qualification requirements of the Code, it shall be impossible for any part of the Trust Fund to revert to the Company.

          2.6  Claims against the Trust Fund

               Subject to the claims procedures provided under the Plan, the Committee shall have complete control and authority to determine the existence, nonexistence, nature and amount of the rights and interests of all persons in or to the Trust Fund or under the Plan. Except as otherwise required by ERISA, the Trustee shall have no duty to question or to examine any determination made by the Committee or direction given by the Committee to the Trustee in respect of such matters.

          2.7  Employer Contributions

               Employer contributions to the Trust Fund shall consist only of cash, Company Stock or other property reasonably acceptable to the Trustee. The Trustee shall have no duty to administer the Plan nor to determine that the contributions received from the Company comply with the provisions of the Plan, or to determine that the assets of the Trust are adequate to provide any benefit payable pursuant to the Plan. The Trustee shall not be obligated to collect any contributions from the Company, nor be obligated to see that funds deposited with it are deposited according to the provisions of the Plan.

          2.8  Distributions

               Notwithstanding any provision herein to the contrary, payments shall be made from the Trust Fund at the direction of the Committee (including pursuant to authority contemplated under Section 4.3(b)) to such persons, in such manner, at such times, and in such amounts as the Committee shall from time to time direct in writing. To the extent permitted by ERISA, the Trustee shall not be liable for any distribution made in reliance upon a written direction of the Committee.

                                   ARTICLE 3

                          INVESTMENT OF THE TRUST FUND

          3.1 General Responsibility and Authority for Investment of Trust Fund Assets

               The assets of the Trust Fund shall be invested and reinvested by the Trustee, subject to and in accordance with the terms of this Trust Agreement, the Plan, and ERISA. The Company shall cause the Trustee to be furnished with a copy of each amendment to or restatement of the Plan, and the Trustee shall not be subject to any provision of the Plan that would affect its responsibility and authority under this Trust Agreement until it has received a copy of such provision.

          3.2  ERISA Requirements

               (a) In investing and managing the assets of the Trust Fund, the Trustee, who, except as otherwise provided in the Plan or in this Trust Agreement, has investment responsibility and authority, shall exercise the care, skill, prudence and diligence, under the circumstances then prevailing, which prudent men, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims.

               (b) Except as authorized by regulations promulgated by the Department of Labor, no fiduciary may maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States.

               (c) Notwithstanding any other provision of the Trust Agreement, the Trustee shall not be required to comply with any provisions of the Trust Agreement that is not consistent with the requirements of Title I of ERISA. In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Company or the Trustee, which shall, in the opinion of counsel to the Company or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this Trust Agreement, then, upon notice thereof to the Company or to the Trustee, as the case may be, such invalid or conflicting provisions of this Trust Agreement shall be given no further force or effect in the applicable circumstances.

          3.3  Investment in Company Stock

               The Company Stock Fund provides for all or substantially all of the investment to be in shares of Company Stock. In furtherance of such purpose, the Trustee shall, in accordance with the terms of the Plan, (a) acquire shares of Company Stock with assets of the Trust Fund and (b) hold shares of Company Stock which have been contributed by the Company or otherwise acquired, notwithstanding any other applicable fiduciary standard relating to (i) diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the fluctuation in the fair market value of Trust Fund assets. Subject to the provisions of the Plan, the Trustee is expressly authorized and directed, except as may be necessary or appropriate to pay benefits not in the form of Company Stock which are currently due or which are expected to become due in the near future, to hold 100% of the assets of the Trust Fund in shares of Company Stock.

          The Trustee may enter into purchase or sale transactions of Company Stock for the Trust Fund either directly or indirectly with the Company or any shareholder of the Company, including any person deemed to be a "party in interest" within the meaning of ERISA section 3(14) or a "disqualified person" within the meaning of Code section 4975. The Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when purchasing or selling Company Stock, including, if required, the condition that no more than adequate consideration (as defined in Section 3(18) of ERISA) be paid for such Company Stock, and no commission be charged when a purchase or sale of Company Stock is made from a "party in interest" or a "disqualified person."

     3.4  Other Trust Fund Investments

          The Committee may direct the Trustee to deposit or invest any assets of the Trust Fund other than shares of Company Stock, (a) in short-term cash-equivalent investments, such as Treasury Notes, Treasury Bills or other similar short-term obligations of the United States Government or any instrumentality thereof, savings accounts, bankers' acceptances, certificates of deposit, commercial paper or other interest bearing accounts in a Bank (including those of the Trustee, if the Trustee is a Bank and such instruments or accounts bear a reasonable rate of interest), or in a non-interest bearing checking account for the purpose of meeting contemplated payments under the Plan, and (b) other securities, including mutual funds.

     3.5  Sale of Company Stock

          The Trustee is not authorized to sell shares of Company Stock allocated to a Participant's Accounts prior to a Liquidation Event, except (a) as provided in Section 5.4, (b) for purchases and sales of shares of Company Stock between the Accounts of electing Participants, to the extent the Committee establishes a mechanism permitting such purchase and sale transactions and (c) to the extent the Trustee determines that Company Stock is no longer a prudent investment for the Plan. If a Liquidation Event occurs with respect to a Participant and the Participant elects to have his interest in the Company Stock Fund distributed in cash, the Trustee shall, upon notice from the Committee of the Participant's election, sell to the Company or the Affiliated Company, and the Company or an Affiliated Company shall purchase from the Trustee, the shares of Company Stock allocated to the Participant's Accounts as of the Repurchase Date. The Company or Affiliated Company shall purchase such shares of Company Stock for cash at a price per share equal to the fair market value of the Company Stock as of the Repurchase Date as determined in good faith by the Trustee based upon an appraisal provided at least annually by an independent appraiser selected by the Trustee. No commission shall be charged with respect to such purchase and sale.

                                   ARTICLE 4

                              POWERS OF THE TRUSTEE

     4.1  Scope of Powers

          The Trustee has whatever powers are required to discharge its obligations and exercise its rights under this Trust Agreement, without being limited by any state statute or rule of law regarding investments by trustees, including (but not limited to) the powers specified in the following Sections of this Article, and the powers and authority granted to the Trustee under other provisions of this Trust Agreement. The enumeration of any power herein shall not be by way of limitation, but shall be cumulative and construed as full and complete power in favor of the Trustee.

     4.2  Powers Exercised by the Trustee In Its Sole Discretion

          The Trustee is authorized and empowered to exercise the following powers in its sole discretion:

          (a) To sell, exchange, convey or transfer assets of the Trust consistent with the provisions of Section 3.5.

          (b) To register any investment held in the Trust Fund in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any investment in bearer form, and to deposit any investment in a depositary or clearing corporation, but the books and records of the Trustee shall show that all such investments are part of the Trust Fund.

          (c) Subject to Section 5.2 of this Trust Agreement and the terms of the Plan, to vote upon any stocks (including Company Stock), bonds, or other securities in the Trust Fund and to give general or special proxies or powers of attorney with or without power of substitution, to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto, to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities in the Trust Fund and to exercise rights of appraisal and similar rights and make decisions with respect to choice of consideration relating thereto, and to delegate discretionary powers and to pay any assessments or charges in connection therewith.

          (d) To employ suitable agents (who may be agents or employees of the Company), including such public accountants, brokers, custodians, ancillary trustees, and appraisers as shall be necessary and appropriate, and to employ counsel (which may be counsel for the Committee or the Company), whose reasonable expenses and compensation shall be paid by the Company, and if the Company fails to pay, by the Trust Fund.

     4.3 Powers Exercisable by the Trustee Only upon the Direction of the Committee

          The Trustee is authorized and empowered to exercise the following powers only upon the direction of the Committee.

          (a) To accept, compromise or otherwise settle any obligations or liability due to or from it as Trustee hereunder, including any claim that may be asserted for taxes under present or future laws, or to enforce or contest the same by appropriate legal proceedings.

          (b) To make distributions to Participants and Beneficiaries and alternate payees under Qualified Domestic Relations Orders as contemplated below.

          (c) To sell shares of Company Stock pursuant to Section 3.5 following a Liquidation Event.

          The Committee may authorize the Trustee in writing to exercise any power with respect to which direction from the Committee is called for in this Trust Agreement without specific directions or other instructions from the Committee. However, to the extent that the Committee directs the Trustee hereunder to take any actions pursuant to its directions, the Trustee shall be protected to the extent permitted by ERISA in relying on such directions (other than directions to the Trustee to act in its own discretion) and shall not be liable in any way for following such direction. Moreover, if the Committee neither directs the Trustee pursuant to this Section 4.3 nor authorizes the Trustee in writing to exercise its independent powers with respect to such matters without need for Committee direction, then with respect to matters for which Committee direction is called for hereunder, the Trustee shall not be liable, and shall be indemnified and held harmless by the Company, for any failure to act hereunder, to the extent permitted by ERISA.

     4.4 Powers Exercisable by the Trustee Only upon the Direction of a Participant

          The Trustee is authorized and empowered to exercise the following powers only upon the direction of a Participant:

          (a) To purchase shares of Company Stock in connection with the offer by CBRE Holding, Inc. to sell such shares to the Plan.

          (b) To purchase and sell shares of Company Stock between the Accounts of Participants, to the extent the Committee establishes a mechanism permitting such purchase and sale transactions.

          (c) To exercise voting powers with respect to Company Stock pursuant to Section 5.3.

          (d)    To tender or exchange shares of Company Stock pursuant to
Section 5.4.

     4.5  Documents, Instruments and Facilities

          (a) In order to effectuate the specific powers and authority herein granted to the Trustee, the Trustee may make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate.

          (b) The Trustee may use its own facilities in effecting any transaction involving assets of the Trust Fund, upon prior notice to the Company and the Committee, unless such use is prohibited by ERISA section 406.

                                   ARTICLE 5

                      DUTIES AND OBLIGATIONS OF THE TRUSTEE

     5.1  Scope of Duties and Obligations

          The Trustee agrees to perform the duties and obligations imposed by this Trust Agreement. No duties or obligations shall be imposed upon the Trustee with respect to the Trust Fund unless undertaken by the Trustee under the express terms of this Trust Agreement or unless imposed upon the Trustee by statute or at common law. The Trustee shall have no duty or obligation to advise Participants or Beneficiaries as to the effect of federal or state securities laws on the Plan, the Trust Fund or any distributions therefrom.

     5.2  General Duties and Obligations

          (a) The Trustee shall hold all property received by it and any income and gains thereupon. The Trustee shall manage, invest and reinvest the Trust Fund, shall collect the income therefrom, and shall make payments as provided in the Plans and in this Trust Agreement. The Trustee may utilize depositories to hold assets of the Trust Fund; provided, however, that the Trustee shall not be relieved of any fiduciary responsibility with respect to the assets so held.

          (b) The Trustee is responsible only for money or assets that it actually receives. The Trustee has no duty to compute amounts to be paid to it by the Company or to enforce collection of any contribution due from the Company. The Trustee is not responsible for the correctness of the computation of the amount of any contribution made or to be made by the Company.

          (c) The Trustee shall make payments and disbursements from the Trust Fund to or on the order of the Committee. Orders of the Committee with respect to disbursements from the Trust Fund shall specify the application to be made of such funds, and the Trustee may (to the extent permitted by law) rely on the Committee's instructions regarding disbursements from the Trust Fund.

          (d) Subject to the provisions of Section 8.2(b), the Trustee shall comply with any directive issued by the Board or the Committee to withdraw and transfer all or any part of the Trust Fund to another trustee or another successor funding agent.

          (e) With respect to all Company Stock held in the Trust Fund, the Trustee shall (i) vote such shares on any matter presented to shareholders for a vote in accordance with the provisions of Section 5.3; (ii) decide whether to give general or special proxies or powers of attorney with or without power of substitution with respect to such shares; (iii) decide whether to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; (iv) decide whether to consent to or otherwise participate in corporate reorganizations or other changes affecting such shares;
(v) decide whether to exercise rights of appraisal and similar rights and make decisions with respect to choice of consideration relating thereto or to delegate discretionary powers and to pay any assessments or charges in connection therewith; (vi) decide whether to tender such shares in the event of a tender offer in accordance with the provisions of Section 5.4.

     5.3  Voting of Company Stock

          (a) The Trustee will vote Company Stock held in the Trust Fund in accordance with the provisions of this Section 5.3. Within a reasonable time before each annual or special meeting of shareholders of

Company Stock, the Company or its delegate will send to each Participant whose accounts are invested in the Company Stock Fund a copy of the applicable proxy solicitation material, together with a form requesting instructions for the Trustee on how to vote Company Stock allocated to such Participant's accounts. Such Participants will also receive a notice from the Trustee explaining (i)that all shares of Company Stock will be voted or not voted by the Trustee only in accordance with instructions provided by Participants acting in their capacity as named fiduciaries; (ii) the implications under the fiduciary responsibility provisions of ERISA of the Participant's agreeing to become a named fiduciary;
(iii) that by returning the proxy solicitation and pursuant thereto specifically directing the Trustee how the shares are to be voted, such Participant is consenting to his appointment as named fiduciary with respect to the shares of Company Stock allocated to his accounts and a proportionate number of shares of Company Stock allocated to the accounts of Participants who fail to consent to their appointment as named fiduciaries; (iv) that a Participant's consent to appointment as a named fiduciary or failure to consent to such appointment shall be binding only with respect to the specific proxy solicitation; and (v) that if voting instructions for the shares of Company Stock allocated to the Participant's accounts are not timely received, the Trustee shall treat the non-receipt as a refusal by the Participant to be appointed as named fiduciary with respect to that proxy solicitation. The disclosure materials provided to each Participant must include an explanation that, when the Participant agrees to become a named fiduciary with respect to the Company Stock allocated to his accounts, he also is agreeing to become a named fiduciary with respect to a proportionate number of shares of Company Stock allocated to the accounts of Participants who have declined their appointment as named fiduciaries.

          (b) Upon receipt of instructions, the Trustee will vote the shares as instructed. The Trustee will maintain the instructions of each Participant in confidence. The Trustee will vote Company Stock for which it does not receive timely voting instructions with respect to such transaction in the same proportion as the Trustee votes Company Stock for which it does receive timely instructions; provided, however, that the Trustee will in all events exercise its voting obligations consistent with the Trustee's fiduciary duties under ERISA.

     5.4  Tender of Company Stock

          (a) The Trustee will notify each Participant whose accounts are invested in the Company Stock Fund of each tender or exchange offer for one percent or more of the Company Stock and will use its best efforts to distribute or cause to be distributed to each such Participant in a timely manner all information distributed to shareholders of Company Stock in connection with any such tender or exchange offer. Each Participant will have the right from time to time with respect to the Company Stock allocated to his accounts to instruct the Trustee in writing as to the manner in which to respond to any tender or exchange offer which shall be pending or which may be made in the future for all such shares or any portion thereof. Any Participant's instructions will remain in force until superseded in writing by the Participant.

          (b) Such Participants will also receive a notice from the Trustee explaining that (i) all shares of Company Stock allocated to such Participant's accounts and subject to the offer will be tendered or exchanged, or will not be tendered or exchanged, by the Trustee only in accordance with decisions made by Participants acting in their capacity as named fiduciaries; (ii) by timely returning a tender or exchange instruction form and pursuant thereto specifically directing that the shares subject to the decision of the Participant either be tendered or exchanged or not tendered or exchanged, such Participant is consenting to his appointment as named fiduciary hereunder; and
(iii) a Participant's consent to appointment as a named fiduciary or failure to consent to such appointment shall be binding only with respect to the specific tender or exchange offer described in the materials sent to the Participant by the Trustee. The Trustee will tender or exchange whole shares only as and to the extent so instructed and will aggregate Participants' responses with respect to fractional shares and tender or exchange fractional shares in a manner designed to comply as closely as reasonably possible with the aggregate responses of all Participants with respect to such fractional shares. Except as otherwise provided by law, if the Trustee does not receive instructions from a Participant regarding any tender or exchange offer for Company Stock allocated to such Participant's accounts, the Participant's failure to furnish instructions will be treated by the Trustee as the Participant's affirmative instruction not to tender or exchange any shares allocated to the Participant's accounts.

          (c) Unless and until shares are tendered or exchanged, the individual instructions received by the Trustee from Participants will be held by the Trustee in strict confidence and will not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company, or any other company unless consented to by the Participant or otherwise required by law; provided, however that the Trustee will advise the Company at any time upon request of the total number of shares of Company Stock held by the Trustee not subject to instructions or tender.

     5.5  Valuation

          (a) The Trustee shall determine, and report to the Committee, the current fair market value of the assets and liabilities of the Trust Fund, and Participants' and Beneficiaries' interests therein, as of the regular Valuation Date and as of any interim Valuation Date that may be fixed by the Committee.

          (b) The fair market value of assets of the Trust Fund shall be determined by the Trustee. In valuing the assets, the Trustee may rely on information from the Company, the Committee, an appraiser or other sources, and, to the extent permitted by ERISA, will not be liable for an inaccurate valuation based in good faith on such information. Notwithstanding the foregoing, the fair market value of shares of Company Stock shall be (i) if the Company Stock is readily tradeable on an established securities market, the fair market value of such stock on such market on the Valuation Date or (ii) if the Company Stock is not readily tradeable on an established securities market, the fair market value determined in good faith by the Trustee in accordance with the requirements of ERISA and the provisions of Section 3.5.

          (c) Reasonable costs incurred in valuing the Trust Fund shall be a charge against the Trust Fund, to the extent not paid by the Company.

     5.6  Records

          The Trustee shall keep or have access to complete accounts of all investments, receipts and disbursements, and other transactions with respect to the Trust Fund, and gains and losses resulting from same. Such accounts shall be sufficiently detailed to meet the Trustee's duties of reporting and disclosure required under applicable federal or state law as shall exist from time to time. All accounts, books, contracts and records relating to the Trust Fund shall be open to inspection and audit at all reasonable times by any person designated by the Committee.

     5.7  Reports

          (a) On a quarterly basis, within 90 days following the Trustee's resignation or removal under Article 7 of this Trust Agreement, and at such other times as agreed to by the Trustee and the Committee, the Trustee shall furnish the Committee with a written report setting forth the transactions effected by the Trustee during the period since it last furnished such a report and any gains or losses resulting from same, any payments or disbursements made by the Trustee during such period, the assets of the Trust Fund as of the last day of such period (at cost and at fair market value as of the most recent Valuation Date), and any other information about the Trust Fund that the Committee may reasonably request. The Trustee shall certify the accuracy of the report if such certification is requested by the Committee or is required by any applicable federal or state law or regulation.

          (b) The Committee may approve any report furnished by the Trustee under subsection (a) either by written statement of approval furnished to the Trustee or shall be deemed to have approved of any such report by failure to file a written objection to the report with the Trustee within 90 days of the date on which the Committee receives such report. The Committee shall not be liable to any person for its approval, disapproval or failure to approve any such report rendered by the Trustee.

          (c) Notwithstanding anything in this Section 5.7 to the contrary, nothing in this Section 5.7 shall be construed to limit Trustee's liability to any party for the Trustee's own negligence or willful misconduct.

     5.8  Instructions

          All communications required hereunder from the Company or the Committee to the Trustee shall be in writing signed by an officer of the Company or by a member of the Committee authorized to sign on its behalf. The Committee may authorize one or more of its members to sign on its behalf all communications required hereunder between the Committee and the Trustee. At all times during which communications between the Committee and the Trustee are required hereunder, the Company and the Committee shall keep the Trustee advised of the names and specimen signatures of all members of the committee and the individuals authorized to sign on behalf of the Committee. In the absence of any notification of changes, the Trustee may, absent actual knowledge to the contrary, assume that the members of the Committee are the same as last reported by the Company or Committee to the Trustee.

     5.9  Hiring of Agents and Related Expenses

          The Trustee may employ suitable agents and counsel who may be agents or counsel for the Company. The reasonable expenses incurred by the Trustee and the Committee in hiring such agents or counsel or otherwise in the performance of their duties hereunder and all other reasonable charges, expenses, disbursements and compensation of the Trustee or the Committee otherwise provided for hereunder shall be paid by the Trust Fund, to the extent not paid by the Company.

                                   ARTICLE 6

               COMPENSATION, RIGHTS AND INDEMNITIES OF THE TRUSTEE

     6.1  Compensation and Reimbursement

          (a) The Trustee shall receive for its services reasonable compensation as agreed upon in writing from time to time between the Company and the Trustee.

          (b) The Trustee shall be reimbursed within 60 days of billing for all reasonable out-of-pocket expenses it incurs in the performance of its duties under this Trust Agreement. In this regard, reasonable expenses include (but are not limited to) accounting, consulting, appraisal, brokerage, custodial, actuarial and legal fees for professional services related to the administration of the Plan and this Trust Agreement.

          (c) Compensation and expenses payable under this Section 6.1 shall be paid by the Trust Fund (and may be charged, if applicable, to an appropriate subaccount or subtrust) to the extent not paid by the Company. In addition, the Company, in its discretion, may reimburse the Trust Fund for any such compensation and expenses paid from the Trust Fund.

     6.2  Rights of the Trustee

          (a) Whenever in the administration of the Plan a certification or direction is required to be given to the Trustee, or the Trustee deems it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification or direction shall be fully made, or such matter may be deemed to be conclusively proved, by delivery to the Trustee of an instrument signed either:

                 (1)    in the name of the Company by an officer of the Company;
or

                 (2) unless the matter concerns the authority of the Committee, in the name of the Committee by a member of the Committee;

                 (3) and the Trustee may reasonably rely upon such instrument to the extent permitted by ERISA. Notwithstanding the foregoing, the Trustee may in its sole discretion accept such other evidence of a matter or require such further evidence as may seem reasonable to it, in lieu of such instrument. Generally, to the extent permitted by ERISA, the Trustee shall be protected in acting upon any notice, resolution, order, certificate, opinion, telegram, letter or other document reasonably believed by the Trustee to be genuine and to have been signed by the proper party or parties, and may act thereon without notice to a Participant or Beneficiary and without considering the rights of any Participant or Beneficiary.

          (b) The Trustee may consult with legal counsel (who may be counsel for the Committee or the Company) with respect to the construction of the Plan or this Trust Agreement or its duties thereunder, or with respect to any legal proceeding or any question of law, and shall be fully protected to the extent permitted by ERISA with respect to any action it takes or omits in good faith upon the advice of such counsel.

          (c) The Trustee shall be provided with specimen signatures of the current members of the Committee. The Trustee shall be entitled to rely in good faith upon any directions signed by a majority of the members of the Committee or their appointed delegate, and, to the extent permitted by ERISA, shall incur no liability for following such directions.

          (d) The Trustee may accept communications by photostatic teletransmissions with duplicate or facsimile signatures as a delivery of such communications in writing until notified in writing by the Committee that the use of such devices is not longer authorized.

          (e) Until advised to the contrary by the Company, the Trustee shall assume that the Trust is exempt from all Federal, State, and local income taxes, and may act in accordance with that assumption. If the whole or any part of the Trust Fund, or the proceeds thereof, becomes liable for the payment of any estate, inheritance, income or other tax, charge or assessment which the Trustee is required to pay, the Trustee shall have full power and authority to pay such tax, charge or assessment out of any money or other property in its hand for the account of the person whose interests hereunder are so liable, but at least 10 days prior to the making of any such payment the Trustee must mail notice to the Committee of its intention to make such payment. Prior to making any transfers or distributions of any of the proceeds of the Trust Fund, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from any payee or distributee, as it deems necessary.

     6.3  Indemnification

          (a) The Company and its successors shall indemnify and hold harmless the Trustee from all loss or liability (including expenses and reasonable attorneys' fees) to which the Trustee may be subject by reason of its execution of its duties under this Trust Agreement, or by reason of any acts taken in good faith in accordance with directions, or acts omitted in good faith due to absence of directions, from the Committee unless such loss or liability is due to the Trustee's negligence or willful misconduct. The Trustee is entitled to collect on the indemnity provided by this Section 6.3 only from the Company, and is not entitled to any direct or indirect indemnity payment from assets of the Trust Fund.

          (b) For purposes of this Section 6.3, negligence shall be defined as acts or omissions that constitute a material departure from standards of ordinary care.

     6.4  Limitation of Liability of Trustee

          (a) If the Trustee makes a written request for directions from the Committee to be given as provided hereunder, the Trustee, to the extent permitted by ERISA, may await such directions without incurring liability. To the extent permitted by ERISA, the Trustee has no duty to act in the absence of such requested directions, but may in its discretion take such action as it deems appropriate to carry out the purposes of this Trust Agreement, without liability therefor.

          (b) To the extent permitted by ERISA, the Trustee shall not be liable to any person for any distribution made at the direction of the Committee.

          (c) The Trustee is not responsible for determining the adequacy of the Trust Fund to meet liabilities under the Plan, and is not liable for any obligations of the Plan or the Trust Fund in excess of the assets of the Trust Fund.

          (d) The Trustee shall not be liable for the acts or omissions of any other fiduciary or person with respect to the Plan or the Trust Fund except to the extent required under ERISA.

          (e) The Trustee is not responsible for any matter affecting the administration of the Plan by the Company, the Committee or any other person or persons to whom responsibility for administration of the Plan is delegated pursuant to the terms of the Plan.

          (f) The Trustee shall not be liable for any action taken or omitted upon direction of the Committee, the Company or a Participant or Beneficiary pursuant to Section 4.3 or Section 4.4. If at any given time the Committee or Company should fail to give directions or instructions to the Trustee as provided in this Agreement, the Trustee, to the extent permitted by ERISA, shall act or refrain from acting without such directions or instructions and may exercise its own discretion and judgment as seems appropriate and advisable under the circumstances in carrying out the purposes of this Agreement, without liability by the Trustee to the Committee or the Company therefor.

          (g) Notwithstanding any provision or inference to the contrary contained in the Trust Agreement or the Plan, the Trustee will not be responsible for: (i) calculating or withholding payroll taxes on any contributions by or on behalf of Participants; or (ii) maintaining any records of Participants' Accounts under the Plan.

     6.5  Court Proceedings and Necessary Parties to Legal Actions

          The Trustee may institute, maintain or defend any litigation necessary to protect the rights of the Trust Fund, provided that the Trustee shall be under no duty or obligation to do so unless it shall have been indemnified to its satisfaction against all expenses and liabilities which it may sustain or reasonably anticipate by reason thereof. All costs and expenses of litigation for which the Trustee would be liable shall be paid by the Trust Fund to the extent not paid by the Company. Except as required by ERISA section 502(h), only the Company, the Committee and the Trustee shall be considered necessary parties in any legal action or proceeding with respect to the Trust Fund, and no Participant, Beneficiary or other person having an interest in the Trust Fund shall be entitled to notice. Any judgment entered on any such action or proceeding shall be binding on the Company, the Committee, the Trustee and all persons claiming under the Trust. Nothing in this Section 6.5 is intended to preclude a Participant or Beneficiary from enforcing his legal rights.

     6.6  Bonding of Trustee

          The Trustee shall not be required to furnish any bond or security for the performance of its powers and duties hereunder, unless, irrespective of this provision, the Trustee is required to do by State or Federal statute or regulation.

     6.7  Third Party

          No person dealing with the Trustee shall be obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan or Trust. Each person dealing with the Trustee may act upon any notice, request, or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and shall not be liable to any person in so doing. The certificate of the Trustee that it is acting in accordance with the Plan or Trust shall be conclusive in favor of any person relying on the certificate.

     6.8  Tax and Information Returns

          The Company shall be responsible for timely filing all tax and information returns, as well as all required descriptions, reports, and disclosures, relating to the Plan and Trust.

                                   ARTICLE 7

                      RESIGNATION OR REMOVAL OF THE TRUSTEE

     7.1  Resignation

          The Trustee may resign at any time by delivering to the Board of Directors or the Committee a written notice of resignation, to take effect not less than 60 days after delivery, unless such notice is waived by the Board of Directors of the Company or the Committee.

     7.2  Removal

          The Board of Directors or the Committee may remove the Trustee at any time by delivering to the Trustee, not less than 30 days before it is to take effect, a written notice of removal (unless such notice is waived by the Trustee).

     7.3  Successor Trustee

          Upon the resignation or removal of the Trustee, the Board of Directors or the Committee shall appoint a successor Trustee, which may accept such appointment by execution of this Trust Agreement. In the event that no successor Trustee is appointed, the Trustee shall continue to act as Trustee until a successor Trustee is appointed. If, within 60 days after notice of resignation or removal has been given, a successor Trustee has not been appointed, the resigning or removed Trustee or the Company may apply to a court of competent jurisdiction for the appointment of a successor Trustee.

     7.4  Settlement

          The Trustee shall have the right to have a final settlement of the accounts of the Trust by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction.

     7.5  Transfer to Successor Trustee

          Upon settlement of the Trustee's account, the Trustee shall transfer to the successor Trustee the Trust Fund as it is then constituted and true copies of its records relating to the Trust Fund. Upon the completion of this transfer, the Trustee's responsibilities under this Trust Agreement shall cease and, to the extent permitted by ERISA, the Trustee shall be discharged from further accountability for all matters embraced in its settlement; provided, however, that the Trustee executes and delivers all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust Fund assets, and all rights and privileges with respect to such assets, to the successor Trustee. Notwithstanding the foregoing, the Trustee is authorized to reserve such amount as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account. Any balance of such reserve remaining after the payment of such fees and expenses shall be paid over promptly to the successor Trustee. Notwithstanding any provision of Trust Agreement to the contrary, the Trustee may invest and reinvest such reserves in any investment or investment vehicle appropriate for the temporary investment of cash reserves of trust.

     7.6  Duties of the Trustee Prior to Transfer to Successor Trustee

          The Trustee's powers, duties, rights and responsibilities under this Trust Agreement shall continue until the date on which the transfer of the Trust Fund assets and delivery of the related documents to the successor Trustee under
Section 7.5 is completed. Nothing contained herein shall relieve the Trustee of its duties under Section 5.7. The successor Trustee shall neither be liable or responsible for any act or omission to act with respect to the operation or administration of the Trust Fund under this Trust Agreement prior to such date, nor be under any duty or obligation to audit or otherwise inquire into or take any action concerning the acts or omissions of the Trustee or any predecessor Trustee.

     7.7  Powers, Duties and Rights of the Successor Trustee

          Upon its receipt of all the assets of the Trust Fund and all of the documents related thereto, the successor Trustee shall become vested with all the estate, powers, duties, rights and discretion of the Trustee under this Trust Agreement with the same effect as though the successor Trustee were originally named as Trustee hereunder.

     7.8  Merger or Consolidation Involving Corporate Trustee

          Any corporation into which a corporation acting as Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, shall be the successor of the Trustee hereunder without the necessity of any appointment or other action, provided it does not resign and is not removed.

                                   ARTICLE 8

            AMENDMENT OF THE TRUST AGREEMENT OR TERMINATION OF A PLAN

     8.1  Amendment of the Trust Agreement

          (a) The Company reserves the right to amend this Trust Agreement in the manner set forth in subsection(b) at any time and to any extent that it may deem advisable or appropriate, provided, however, that:

               (1) No amendment may increase the duties, rights, responsibilities or liabilities of the Trustee without its written consent;

               (2) No amendment may have the effect of vesting in the Company any interest in or control over any property subject to the terms of this Trust Agreement, except as permitted by law; and

               (3) No amendment may contravene the provisions of Section 2.4.

          (b) Any amendment to this Trust Agreement shall be made only pursuant to action of the Board of Directors of the Company. A certified copy of the resolution adopting any amendment and a copy of the adopted amendment as executed by the Company shall be delivered to the Trustee. Upon such action by the Company, the Trust Agreement shall be deemed amended as of the date specified as the effective date by such action or in the instrument of the amendment. The effective date of any amendment may be before, on or after the date of such action.

     8.2  Termination of the Plan

          (a) In the event that the Plan is terminated, the Committee shall notify the Trustee as to whether the Trust Fund is to be distributed or is to be maintained by the Trustee in accordance with the provisions of the Plan and this Trust Agreement. If the Committee directs that the Trust Fund is to be distributed, the Trustee shall establish the fair market value of the Trust Fund as of such interim Valuation Date as designated by the Committee, and, after paying the reasonable expenses involved in the termination of the Plan, shall distribute all or a part of the assets of the Trust Fund (converting such assets into cash, as necessary) in accordance with the written directions of the Committee.

          (b)  Notwithstanding the provisions of subsection (a):

               (1) To the extent permitted by ERISA, the Trustee may pay, from the assets of the Trust Fund, the reasonable expenses involved in the termination of the Trust Fund prior to distributing the assets of the Trust Fund as directed by the Committee;

               (2) The Trustee shall not comply with any instruction to transfer assets of the Trust Fund to the funding agent of any other employee benefit plan unless the Trustee determines that such transfer of assets will comply with the requirements of the Code, and that any required actuarial statement of valuation has been properly filed; and

               (3) The Trustee may condition the delivery, transfer or distribution of any or all assets of the Trust Fund upon its receipt of assurance satisfactory to it that there has been proper compliance with all notices and other procedures required by applicable law.

                                   ARTICLE 9

                                 COMMUNICATIONS

     9.1  Company's and Committee's Address

          Communications to the Company shall be addressed to it at Office of General Counsel, CB Richard Ellis Services, Inc., 505 Montgomery Street, Suite 600, San Francisco, California 94111. Communications to the Committee shall be addressed to it in care of the Company, at the address above, provided, however, that upon the Company's or the Committee's written request, such communications shall be sent to such other address as the Company or the Committee, as the case may be, may specify.

     9.2  Trustee's Address

          Communications to the Trustee shall be addressed to the attention of Mr.CharlesE. Wert, Executive Vice President, U.S. Trust Company, N.A., 515 South Flower Street, Los Angeles, California 90071, provided, however, that upon the written request of the Trustee, such communications shall be sent to such other address or addresses as the Trustee may specify.

     9.3  Binding Upon Receipt

          No communication shall be binding on the Trustee, Company or Committee until it is received by such party.

     9.4  Communication in Writing

          Any action of the Company or the Committee pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Company or the Committee to the Trustee, shall be in writing signed on behalf of the Company or the Committee by any duly authorized officer of the Company or member of the Committee, respectively. The Trustee shall be governed by such action and, to the maximum extent permitted by ERISA, be fully protected, and indemnified in accordance with and subject to the conditions of Section 6.3 hereof, in relying thereon.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 Gender, Tense and Headings

          Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

          Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of this Trust Agreement.

     10.2 Governing Law

          This Trust Agreement shall be construed and governed in all respects in accordance with applicable federal law, and, to the extent not preempted by such federal law, in accordance with the laws of the State of California without giving effect to the choice of laws principles of such State.

     10.3 Mistake of Fact

          Notwithstanding any other provisions herein contained, if any contribution is made due to a mistake of fact, such contribution shall, upon the direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the party who made it, as directed by the Company, without liability to any person (including, but not limited to, Participants and Beneficiaries).

     10.4 Deductibility of Contributions

          Notwithstanding any other provisions herein contained, all contributions made under the Plan are hereby expressly conditioned upon their deductibility under Section 404 of the Code and the Treasury Regulations thereunder, as amended from time to time, and, if the deduction for any contribution is disallowed in whole or in part, then such contribution (to the extent the deduction is disallowed) shall, upon the direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the party who made it without liability to any person.

     10.5 Alienation

          Except in the case of a Qualified Domestic Relations Order, or as otherwise required by Federal law, (a) the benefits, proceeds, payments, or claims of any Participant or Beneficiary payable from the Trust assets shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary including any such liability which is for alimony or other payments for support of a spouse or former spouse, (b) any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefit payable hereunder shall be void, and (c) the Trust assets shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant entitled to benefits hereunder and such benefits shall not be considered an asset of the Participant in the event of his insolvency or bankruptcy.

     10.6 Title of Trust Assets

          The legal and equitable title and ownership of all assets at any time constituting a part of the Trust Fund shall be and remain with the Trustee and neither the Company nor any Participant shall ever have any legal or equitable estate therein, save and except that a Participant shall be entitled to receive distributions as and when lawfully made under the terms hereof.

     10.7 Titles for Convenience Only

          Titles to the Section of the Trust Agreement are included for convenience only and shall not control the meaning of interpretation of any provision of the Trust Agreement.

     10.8 Entire Agreement; Parties Bound

          The Trust Agreement and the Plan contain the entire agreement and understanding of the Company and the Trustee with respect to the subject matter hereof and supersede all prior agreements and understandings related to such subject matter. This Agreement shall be binding upon the parties hereto and their successors and assigns.

     10.9 Executed Counterparts

          The Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date first written above.

CB RICHARD ELLIS SERVICES, INC.            U.S. TRUST COMPANY, NATIONAL
                                           ASSOCIATION


By:  /s/ Walter V. Stafford                By:  /s/ Charles E. Wert
     -----------------------------              ------------------------------
     Walter V. Stafford                         Charles E. Wert

Its: Senior Executive Vice President       Its: Executive Vice President